Exhibit 99.1

RenaissanceRe to Participate in Fox-Pitt Kelton’s Bermuda in Boston Conference

PEMBROKE, Bermuda, September 10, 2009—RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that John D. (Jay) Nichols, Jr., Executive Vice President and President of RenaissanceRe Ventures Ltd., will participate in the Fox-Pitt Kelton Cochran Caronia Waller Bermuda in Boston Conference on Tuesday, September 15, 2009. Mr. Nichols will deliver a presentation scheduled to take place at 9:20am ET.

Slides from Mr. Nichols’ presentation, as well as a live, listen-only audio webcast, will be available on the Company’s website at www.renre.com under “Investor Information/Investor Presentations”. A replay of the audio webcast will be available on the website until December 14, 2009.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Rohan Pai, 441-295-4513

Director of Investor Relations

or

Media Contact:

Kekst and Company

David Lilly or Dawn Dover, 212-521-4800